SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 29, 2010

ONSTREAM MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-22849	65-0420146
(Commission File Number)	(IRS Employer Identification Number)

1291 SW 29 Avenue, Pompano Beach, Florida 33069
(Address of executive offices and Zip Code)

(954) 917-6655
(Registrant's Telephone Number, Including Area Code)

______________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
Item 8.01	Other Events

On December 29, 2010 we issued a press release announcing that our management will conduct a conference call at 4:30 p.m. ET on Thursday, January 6, 2011, to discuss our fiscal 2010 fourth quarter and full year financial results for the period ended September 30, 2010. We also announced that we anticipate releasing financial results and filing our Form 10-K after the close of trading on the previous day (Wednesday, January 5, 2011), which represents an update of the schedule we announced earlier. This press release also stated that we do not expect our full report on January 5 to contain any material changes to our previous announcement that (i) our fiscal 2010 fourth quarter revenues represented an approximately $330,000 improvement over the same period of last year and (ii) we had positive cash provided by operating activities (before changes in current assets and liabilities) for the fiscal 2010 fourth quarter.

A copy of the press release, which is incorporated herein by reference and includes instructions for accessing the call, is attached to this Current Report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the financial information in this Item 7.01, including financial information in the exhibit attached hereto which is incorporated herein by reference, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall such financial information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.                                                                Description

99.1	Press release dated December 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

	By:	/s/ Robert E. Tomlinson
December 29, 2010		Robert E. Tomlinson, CFO